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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 16, 2008

TO THE STOCKHOLDERS OF WESTAFF, INC.:

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting") of Westaff, Inc. (the "Company"), a Delaware corporation, will be held on April 16, 2008, at 10:00 a.m., local time, at the Company's administrative offices located at 298 N. Wiget Lane, Walnut Creek, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect three Class III directors to serve for a three-year term and until their respective successors are elected;

  2.
  To approve an amendment and restatement of the Company's Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of the Company's Common Stock, $0.01 par value ("Common Stock") available for purchase under the ESPP from 612,500 shares to 1,362,500 shares and expand the ability of the Board of Directors to amend the ESPP without stockholder approval; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only stockholders of record at the close of business on February 20, 2008, are entitled to notice of and to vote at the 2008 Annual Meeting. The stock transfer books will not be closed between the record date and the date of the 2008 Annual Meeting. All stockholders are cordially invited to attend the 2008 Annual Meeting in person.

        This Notice is being mailed on or about March 17, 2008, to all stockholders entitled to vote at the 2008 Annual Meeting.

        Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience or follow the instructions for Internet or telephone voting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the time it is voted at the 2008 Annual Meeting. If you attend the 2008 Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the 2008 Annual Meeting will be counted.

By Order of the Board of Directors,
/s/ MICHAEL T. WILLIS Michael T. Willis Chairman of the Board of Directors
Walnut Creek, California March 3, 2008

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING ON PAGE 4 OF THE ACCOMPANYING PROXY STATEMENT.

PROXY STATEMENT

WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON April 16, 2008

        The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Westaff, Inc. (the "Company"), for use at the 2008 Annual Meeting. The 2008 Annual Meeting will be held on April 16, 2008, at 10:00 a.m., local time, at the Company's administrative offices located at 298 N. Wiget Lane, Walnut Creek, California.

        These proxy solicitation materials will be mailed on or about March 17, 2008, to all stockholders entitled to vote at the 2008 Annual Meeting.

Voting Procedures

        The specific proposals to be considered and acted upon at the 2008 Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On February 20, 2008, 16,697,010 shares of the Company's common stock, $0.01 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding.

        The presence at the 2008 Annual Meeting of at least a majority of, or approximately 8,348,506 shares of outstanding Common Stock, either in person or by Proxy, will constitute a quorum for the transaction of business at the 2008 Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on February 20, 2008, the record date for determination of stockholders entitled to notice of and to vote at the 2008 Annual Meeting. Directors are elected by a plurality of the votes cast. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes therefore will have no effect on the outcome of Proposal One. The vote required to approve the proposed amendment and restatement of the Company's Employee Stock Purchase Plan as set forth in Proposal Two is the affirmative vote of the holders of a majority of Common Stock entitled to vote on such proposal and present at the 2008 Annual Meeting or represented by proxy. Abstentions with respect to Proposal Two will have the same effect as votes against Proposal Two. Brokers do not have discretionary authority to vote shares with respect to Proposal Two for beneficial owners who do not provide voting instructions. Accordingly, broker non-votes with respect to Proposal Two will be deemed shares not entitled to vote on such proposal and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting By Mail

        If you are unable to attend the 2008 Annual Meeting, you may vote by proxy. The enclosed Proxy is solicited by the Board of Directors, and, when returned properly completed, will be voted as you direct on the Proxy. Please complete, date and sign the Proxy and mail it as soon as possible in the envelope provided. Voting also may be accomplished electronically or by telephone, as described below. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the 2008 Annual Meeting. If no specific instructions are given with respect to matters to be acted upon at the 2008 Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR Proposal One (to elect Michael T. Willis, Don K. Rice and Walter W. Macauley as Class III directors), (ii) FOR Proposal Two (to approve an amendment and restatement of the Company's Employee Stock Purchase Plan to increase the number of shares available for purchase under such plan and expand the ability of the Board of Directors to amend the ESPP without stockholder approval), and (iii) as the Board of Directors may recommend for any other matter or matters which may properly come before the meeting. The Board of Directors does not know of any matter that is not referred to herein to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy will have discretion to vote on such matters in accordance with their best judgment.

Voting Electronically or By Telephone

        Instead of submitting your vote by mail on the enclosed Proxy, you can vote electronically by submitting your proxy through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank.

        The Internet and telephone voting procedures are designed to authenticate your identity as a Westaff, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Stockholders voting by means of the Internet through American Stock Transfer & Trust Company, our transfer agent, should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which may be borne by each individual stockholder.

        Stockholders with shares registered directly in their name in our stock records maintained by American Stock Transfer & Trust Company may vote their shares as follows:

  •
  By submitting their proxy through the Internet at the following address on the World Wide Web: www.voteproxy.com. Please access the web page and follow the on-screen instructions. Have your control number available when you access the web page.

  •
  By making a toll-free telephone call from the United States and Canada to American Stock Transfer & Trust Company at 1-800-PROXIES and following the instructions. Have your control number and the Proxy available when you call.

  •
  By mailing their signed Proxy. Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through American Stock Transfer & Trust Company as described above must be received by 12:59 p.m. Eastern Daylight Savings Time (E.D.T.) on April 16, 2008.

        A number of brokerage firms and banks are participating in a program provided through Broadridge Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with the instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact American Stock Transfer & Trust Company at (800) 937-5449 or visit their web site at www.amstock.com.

Revocability of Proxies

        You may revoke or change your Proxy at any time before it is voted at the 2008 Annual Meeting by filing, with the Secretary of the Company at our principal executive offices, a notice of revocation or another signed Proxy with a later date. You also may revoke your Proxy by attending the 2008 Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. To revoke a proxy previously submitted electronically through the Internet or by telephone, you simply may vote again at a later date, but before 12:59 p.m. E.D.T. on April 16, 2008, by using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

Solicitation

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

MATTERS TO BE CONSIDERED AT THE 2008 ANNUAL MEETING

PROPOSAL ONE—ELECTION OF CLASS III DIRECTORS

General

        Our Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a three-year term. The Board of Directors has selected three nominees, who currently are serving as Class III directors of the Company. The nominees for directors are Michael T. Willis, Don K. Rice and Walter W. Macauley. The nominees have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the 2008 Annual Meeting, the proxies will be voted for any replacement nominee who may be designated by the present Board of Directors to fill the vacancy.

        Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below. In the event that additional persons are nominated, other than by the Board of Directors, for election as directors, the proxy holders intend to vote all Proxies received by them for the nominees listed below or any replacement Board of Directors' nominees as described above. The three candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the 2008 Annual Meeting will be elected as Class III directors of the Company, to serve their respective three-year terms and until their successor have been elected and qualified.

Business Experience of Directors

Directors to be Elected at the 2008 Annual Meeting

        Michael T. Willis, age 63, Class III director, was appointed, as our President and Chief Executive Officer effective May 1, 2007. He was appointed as our Chairman of the Board effective July 5, 2007. Mr. Willis has more than 35 years of staffing industry experience having participated in the acquisition and integration of more than 70 companies in his career. He most recently was the CEO and President of COMSYS, an information technology staffing business, from 1999 to 2006. Prior to COMSYS, Mr. Willis was Chairman, CEO and President of Metamor Worldwide, a publicly traded consolidator of staffing and solutions businesses founded by Mr. Willis in 1993 under the name CORESTAFF. Mr. Willis founded and operated Talent Tree, a personnel services company concentrating on clerical and administrative staffing services, from 1976 to 1993.

        Don K. Rice, age 59, Class III director, was appointed as a director of the Company effective November 1, 2007. He is currently Chairman and Chief Executive Officer of Ascend Acquisition Corporation, a publicly owned, specified purpose acquisition company. Mr. Rice is also managing and founding partner and investment committee member of Capital Point Partners, an investment management firm providing mezzanine securities to middle markets through the United States, from 2005 to present. Additionally, Mr. Rice is managing and founding partner and investment committee member of RSTW Partners, a private debt and equity firm, from 1992 to present. Mr. Rice has more than 20 years experience in principal investing. He has been an active professional investor since 1984. His experience includes mezzanine and equity investing, senior lending, operating management, investment banking, and securities analysis.

        Walter K. Macauley, age 65, Class III director, was appointed as a director of the Company effective July 25, 2007. Mr. Macauley previously served the Company as a board member from 2002-2004 and brings more than 30 years of staffing leadership experience to the position. In his two most recent positions, he served as the CEO of Adia Services, Inc., and Career Horizons, Inc. Since 1999, he has been a private investor.

Directors Whose Terms Extend Beyond the 2008 Annual Meeting

        Ronald D. Stevens, age 64, Class I director, was appointed as a director of the Company effective February 24, 2002. He began his business career in 1967 with Arthur Andersen & Co. and became an audit partner in that organization in 1977. He left Arthur Andersen & Co. at the end of 1990 and joined in opening Productivity Consulting Group, Inc. From October 1996 until his retirement in April 2002, Mr. Stevens was the Executive Vice President and Chief Financial Officer of Robertson-Ceco Corporation. He is a certified public accountant on inactive status.

        Gerald E. Wedren, age 71, Class I director, was appointed as a director of the Company effective May 11, 2007. He is currently the owner and President of Craig Capital Co., a Washington D.C. and Miami based firm concentrating on mergers and acquisitions, business turnarounds and liquidations since 1972. Since 1960, he has been associated with several firms in both business and legal capacities. Mr. Wedren was the owner and President of Little Tavern Shops, a chain of approximately 30 fast food restaurants in the Washington, D.C. and Baltimore, M.D. areas from 1981 to 1988. He currently is a director and chairman of the Compensation Committee of American Eagle Outfitters, Inc., having served since 1998. Mr. Wedren is also currently a director of Advanced Communications Technologies, Inc., a New York-based company that specializes in the consumer electronic aftermarket service and supply chain, known as reverse logistics, having served since August 2007.

        John G. Ball, age 68, Class I director, was appointed as a director of the Company effective May 11, 2007. Mr. Ball is a cofounder and principal with XRoads Solutions Group, a 125 person professional services firm formed in 1997 where he leads the services and manufacturing practices. While at XRoads, he has been involved in leading and advising a number of temporary staffing firms. Prior to XRoads, Mr. Ball was a partner of High Performance Partners, a firm of financial, strategic planning, marketing and turnaround consultants from 1989 to 1997. Mr. Ball is also currently a director of Advanced Communications Technologies, Inc., a New York-based company that specializes in the consumer electronic aftermarket service and supply chain, known as reverse logistics, having served since August 2007.

        Janet M. Brady, age 54, Class II director, was appointed as a director of the Company effective September 19, 2002. She was employed by The Clorox Company for almost twenty-seven years having started as a Brand Assistant in 1976. After a series of promotions, including as Vice President-Corporate Marketing Services of that company, she was named Vice President-Human Resources in 1993 where she served until her retirement in January 2003. She was a former director of American Protective Services, Inc., a privately held guard service company and I.P.S.A., a privately held investigative and protective services company. She is currently a director on the Advisory Board of the MBK Foundation a privately held organization.

        John R. Black, age 44, Class II director, was appointed as a director of the Company effective May 11, 2007. He is a managing director with H.I.G. Capital, a private equity firm headquartered in Miami with offices in Atlanta, Boston, San Francisco, London, Paris and Hamburg, since July 1996. He has 11 years of experience investing in middle market transactions. Prior to H.I.G. Capital, Mr. Black was a senior professional with several leading consulting firms, including Ernst & Young, where he began his business career. He sits on the boards of several portfolio companies of H.I.G. Capital. Mr. Black graduated from Harvard University in 1987 with a dual degree in applied mathematics and economics.

        Michael R. Phillips, age 33, Class II director, was appointed as a director of the Company effective May 11, 2007. He is currently a principal with H.I.G. Capital, a private equity firm headquartered in Miami with offices in Atlanta, Boston, San Francisco, London, Paris and Hamburg, since August 2004. He has 5 years of experience investing in middle market transactions. Prior to H.I.G. Capital, Mr. Phillips was a management consultant with Bain & Company and an investment banker with Lehman Brothers, from November 2002 to August 2004. He sits on the boards of several portfolio companies of H.I.G. Mr. Phillips graduated from Princeton University with a B.S.E. in electrical engineering in 1996 and received an M.B.A. in Finance from the Wharton School in 2002.

        There are no family relationships among our executive officers or directors.

Vote Required

        Directors are elected by a plurality of the votes cast. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes therefore will have no effect on the outcome of Proposal One.

The Board of Directors Recommends that the Stockholders Vote FOR each of the
Nominees for Class III Director of the Company as set forth in Proposal One.

PROPOSAL TWO—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
EMPLOYEE STOCK PURCHASE PLAN

        At the 2008 Annual Meeting, our Board of Directors is asking the Company's stockholders to approve an amendment and restatement of the Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of the Company's Common Stock, $0.01 par value ("Common Stock"), available for purchase under the ESPP by 750,000 shares from 612,500 shares to 1,362,500 shares and expand the ability of the Board of Directors to amend the ESPP without stockholder approval. Upon the recommendation of the Compensation Committee of the Board of Directors, the full Board of Directors approved this proposed amendment and restatement subject to stockholder approval at the 2008 Annual Meeting. The proposed amendment and restatement will assure primarily that a sufficient number of shares of Common Stock is available for purchase under the ESPP in order to allow the Company to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire Common Stock of the Company at a discount from the then current market price through participation in a payroll-deduction based employee stock purchase program intended to comply with Section 423 of the Internal Revenue Code (the "Code").

        The Company's ESPP was originally adopted by our Board of Directors in April 1996. In July 2006, our Board of Directors adopted and approved an amendment and restatement of the ESPP to, among other things: (i) extend the term of the ESPP to the last business day of January 2017, (ii) expand the actions that the Company can take in connection with a "Corporate Transaction" and (iii) modify the participating subsidiaries to the ESPP to cover the employees of certain subsidiaries of the Company. Under the ESPP, as applicable, eligible employees may authorize payroll deductions of up to 10% of eligible compensation for the purchase of Common Stock during each semi-annual purchase period. As of the date of this Proxy Statement, the ESPP provides for the issuance of up to 612,500 shares of Common Stock.

        The following is a summary of the principal features of the ESPP, as proposed to be amended. The summary does not purport to be a complete description of all the provisions of the ESPP, as proposed to be amended, a blacklined copy of which is included as Appendix A to this Proxy Statement. The blacklined copy is marked to show changes from the current ESPP. You are urged to read Appendix A in its entirety.

Administration

        The ESPP is administered by the Compensation Committee of the Board. The Compensation Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP.

Shares Available Under the ESPP

        A total of 1,362,500 shares of Common Stock (including the additional increase of 750,000 shares for which stockholder approval is sought under this Proposal) are authorized for purchase over the term of the ESPP subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event. As of November 3, 2007, shares issued under the ESPP totaled 663,457.

Offering Periods

        Under the ESPP, shares are issued through a series of successive offering periods, each of which has a duration of six months. Our Board of Directors has the power to change the duration of future offering periods without stockholder approval if the change is announced at least 15 days in advance. Each participant is granted a separate purchase right to purchase shares of Common Stock for each offering period in which he or she participates. Each offering period runs from the first business day in

February to the last business day in July of each year and from the first business day in August to the last business day in January of the following year. Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last business day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for the offering period by the purchase price in effect for such period.

Eligibility

        Any individual who is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate is eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period.

        Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan Administrator, to extend the benefits of the ESPP to their eligible employees.

        We expect 6 executive officers and approximately 22,000 other employees will be eligible to participate in the ESPP upon approval of the proposed amendment and restatement of the ESPP.

Purchase Provisions

        Each participant in the ESPP may authorize periodic payroll deductions in any multiple of one percent (1%) of his or her cash earnings, up to a maximum of ten percent (10%). A participant may not increase his or her rate of payroll deductions during an offering period, but he or she may reduce the rate once per offering period.

        On the last business day of each offering period, the accumulated payroll deductions of each participant is automatically applied to the purchase shares of Common Stock at the purchase price in effect for that period.

Purchase Price

        The purchase price per share at which Common Stock is purchased on the participant's behalf for each offering period is equal to ninety percent (90%) of the lower of (i) the fair market value per share of the Common Stock on the start date of that offering period or (ii) the fair market value per share of the Common Stock on the last day of that offering period.

Valuation

        The fair market value per share of Common Stock on any relevant date is the closing sales price per share on such date on the NASDAQ Global Market. As of February 29, 2008, the fair market value of a share of the Company's Common Stock as reported on the NASDAQ Global Market was $4.05.

Special Limitations

        The ESPP imposes certain limitations upon a participant's right to acquire Common Stock, including the following limitations:

  •
  No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  •
  No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year.

  •
  No participant may purchase more than 1,125 shares of Common Stock on any one purchase date.

Termination of Purchase Rights

        A participant's purchase right immediately terminates upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period at any time prior to the end of that period and elect to have his or her accumulated payroll deductions for the offering period in which such withdrawal occurs either refunded or applied to the purchase of shares of Common Stock on the next purchase date.

Stockholder Rights

        No participant has any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf.

Assignability

        No purchase right will be assignable or transferable and will be exercisable only by the participant.

Corporate Transaction

        In the event of a "Corporate Transaction" during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of Common Stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date. In this context, a "Corporate Transaction" generally means the following transactions to which the Company is a party: (i) the merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to new owner(s), (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets; or (iii) the acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities.

Changes in Capitalization

        In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the class and/or maximum number of securities issuable under the ESPP, including the class and/or maximum number of securities issuable per participant on any one purchase date, and (ii) the class and/or number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

        The ESPP will terminate upon the earliest to occur of (i) the last business day in January 2017, (ii) the date on which all available shares are issued or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

        Our Board of Directors may at any time alter, suspend or discontinue the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

Stock Purchases

        The table below shows, as to each of the Named Executive Officers (as defined under "Executive Compensation—Summary Compensation Table") and the various indicated individuals and groups, the number of shares of Common Stock purchased by such individuals during fiscal 2007 under the ESPP, together with the weighted average purchase price per share.

Name	Number of Shares	Weighted Average Purchase Price
Michael T. Willis President and Chief Executive Officer (PEO)	0	—
Patricia M. Newman Former President and Chief Executive Officer (Former PEO)	0	—
Dawn M. Jaffray Senior Vice President and Chief Financial Officer (PFO)	0	—
John P. Sanders Former Senior Vice President, Chief Financial Officer, Controller and Treasurer (Former PFO)	0	—
Jeffrey A. Elias Senior Vice President, Human Resources	0	—
Peter E. Person Vice President, Information Services	0	—
All current executive officers as a group (6 persons)	0	—
All employees, including all current officers who are not executive officers, as a group (approximately 60 persons)	25,626	$3.8216

Federal Income Tax Consequences

        The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

        Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds purchase price paid for those shares or (ii) ten percent (10%) of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

        If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) ten percent (10%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment

        Under current accounting rules, shares purchased pursuant to the ESPP result in compensation expense that is recognized in the Company's reported earnings. To determine the compensation expense, shares purchased pursuant to the ESPP are valued using the Black-Scholes option-pricing model, and an estimate of the "look-back" value of the shares acquired pursuant to the ESPP. This compensation expense is then recognized over each applicable offering period.

Vote Required

        The vote required to approve the proposed amendment and restatement of the ESPP as set forth in Proposal Two is the affirmative vote of the holders of-majority of common stock entitled to vote on such proposal and present at the 2008 Annual Meeting or represented by proxy. Abstentions with respect to Proposal Two will have the same effect as votes against Proposal Two. Brokers do not have discretionary authority to vote shares with respect to Proposal Two for beneficial owners who do not provide voting instructions. Accordingly, broker non-votes with respect to Proposal Two will be deemed shares not entitled to vote on such proposal and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal.

The Board of Directors Recommends that the Stockholders Vote FOR the Proposed Amendment and Restatement of the Company's Employee Stock Purchase Plan as Set Forth in Proposal Two

OTHER MATTERS TO COME BEFORE THE 2008 ANNUAL MEETING

        We know of no other matters that will be presented for consideration at the 2008 Annual Meeting. If any other matters properly come before the 2008 Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BOARD MEETINGS AND COMMITTEES

        The standing Committees of the Board of Directors of the Company consist of the following: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. The membership and functions of these committees are described below.

Directors	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
John G. Ball	X	X	X
John R. Black				X
Janet M. Brady		Chairperson		X
Walter W. Macauley			X
Michael R. Phillips		X	X
Don K. Rice
Ronald D. Stevens	Chairperson
Gerald E. Wedren	X			Chairperson
Michael T. Willis			X

        Meetings of Directors.    During fiscal 2007, the Board of Directors held seven meetings, the Audit Committee held ten meetings, the Compensation Committee held eight meetings, the Executive Committee held two meetings and the Nominating and Corporate Governance Committee held three meetings. The Board acted by unanimous written consent on nine occasions. The active committees of the Board of Directors in fiscal 2007 were the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. In fiscal 2007, each of the incumbent directors attended at least 75% of the aggregate of (i) all Board meetings held during the respective period for which he or she has been a director and (ii) all meetings held by each committee of the Board on which he or she served during the respective period that he or she served on such committee.

        Audit Committee.    The Audit Committee's duties include reviewing internal financial information, reviewing our internal controls, reviewing our internal audit plans and programs, reviewing with our independent accountants the results of all audits upon their completion, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by us. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee must review and approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

        The current members of the Audit Committee are Messrs. Stevens, Wedren and Ball, and Mr. Stevens is the Chairperson. The Audit Committee is required to have at least three members, all of whom must be "independent directors" as defined in the NASDAQ listing standards. The Board of Directors has determined that it has an "audit committee financial expert," as defined in Item 401(h)(2) of Regulation S-K serving on the Audit Committee, Ronald D. Stevens, and that Mr. Stevens and each of the other Audit Committee members is an "independent director" as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Board has adopted a written charter for the Audit Committee, which was amended on August 15, 2007. A copy of the amended Audit Committee charter is available on the Company's website at http://www.westaff.com.

        Compensation Committee.    The Compensation Committee adopted a Compensation Committee Charter on February 27, 2006, which was amended on August 15, 2007. The Compensation Committee charter is available on the Company's website at http://www.westaff.com. The Compensation Committee currently consists of three directors, Janet M. Brady, John G. Ball and Michael R. Phillips. Ms. Brady is its Chairperson. The Compensation Committee is required to have at least three members, all of whom must be "independent." The Compensation Committee reviews and makes recommendations to the Board regarding the Company's compensation, incentive-compensation and equity based plans and other elements of the executive compensation program including, but not limited to, executive base salaries, annual and long-term incentives, benefit plans, retirement plans, deferred compensation programs, stock award programs, executive perquisite programs and other matters which the Compensation Committee deems significant. To the extent directed or authorized by the Board, the Compensation Committee adopts or administers such plans on behalf of the Board and the Company. With respect to the CEO and all other executive officers, the Compensation Committee is required to annually review and approve corporate goals and objectives relevant to compensation, evaluate performance in light of those goals and objectives, and determine and approve compensation levels based on this evaluation.

        The Compensation Committee works with senior executive officers on benefit and compensation programs for employees and makes recommendations to the Board, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission or other regulatory bodies. Our Chief Executive Officer is not present and does not participate in the deliberation or voting of the Compensation Committee for his compensation.

        Executive Committee.    The Executive Committee consists of four directors, John G. Ball, Michael R. Phillips, Michael T. Willis and Walter W. Macauley. The Executive Committee does not have a chairperson. The Executive Committee adopted a charter of the Executive Committee of the Board of Directors by board resolution on August 15, 2007. The Executive Committee charter is available on the Company's website at http://www.westaff.com. The Executive Committee exercises the powers of the Board in managing the business and affairs of the Company during the intervals between Board meetings, when action by the Board is necessary or desirable but convening a special Board meeting is not warranted or practical. The Executive Committee is subject at all times to the control of the Board which has the power to revise or alter any action taken by the Executive Committee; provided, however, that no rights of third parties are affected thereby.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the "Nominating Committee") consists of three directors, Gerald E. Wedren, Janet M. Brady and John R. Black. Mr. Wedren is its Chairperson. All of its members are "independent." The Nominating Committee adopted a charter of the Nominating Committee of the Board of Directors by unanimous consent on February 22, 2006, which was amended on August 15, 2007. The Nominating Committee charter is available on the Company's website at http://www.westaff.com. The Nominating Committee identifies, screens and reviews individuals qualified to serve as directors; reviews each current director and recommends to the Board whether such director should stand for re-election; and recommends to the Board the nominees for election or re-election at the next annual meeting of stockholders and for filling vacancies that may occur at other times, subject to limitations set forth in the corporate governance guidelines of the Company.

        The Company has a policy regarding the consideration of any director candidates recommended by security holders. Nominations of directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company for bringing business before a meeting of stockholders. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice is required to set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of shares of Common Stock which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of Common Stock which are beneficially owned by such person. In addition, the Nominating Committee remains open to candidates for Directors. The Nominating Committee considers multiple sources for identifying and evaluating nominees for Directors, including, but not limited to, referrals from existing directors or officers, recommendations from a third-party search firm, or suggestions from stockholders. In evaluating individuals for nomination as director, the Nominating Committee is required to endeavor to select individuals who (i) have skills and experience that can be of assistance to management in operating the Company's business, (ii) demonstrate integrity, accountability and judgment, and (iii) can be expected to add to the total mix of individuals on the Board of Directors so as to give the Company a Board that is effective, collegial, diverse and responsive to the needs of the Company.

        The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon the Company's needs at the time nominees are considered. In general, directors should possess personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Westaff's stockholders. Directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. Westaff endeavors to have its Board represent diverse skills and experience at policymaking levels in finance, human resources, marketing, technology and other aspects of business relevant to Westaff's activities. Directors should be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. The number of Boards of publicly traded companies or Audit Committees on which outside directors sit should not exceed three (in addition to the Company) without the concurrence of the Nominating Committee and may not, in any event, constitute a conflict of interest. The Nominating Committee will consider these same criteria for candidates regardless of whether the candidate was identified by the Nominating Committee, by stockholders, or any other source. See below for the Report of the Nominating Committee regarding executive compensation.

Director Independence

        Our Board of Directors has determined that eight of our non-employee directors are "independent" as defined under the applicable listing standards of the NASDAQ Stock Market. The non-employee directors determined to be independent are as follows: John G. Ball, John R. Black, Janet M. Brady, Walter W. Macauley, Michael R. Phillips, Don K. Rice, Ronald D. Stevens and Gerald E. Wedren. Accordingly, our Board of Directors has determined that at least a majority of the members of our Board of Directors is independent under the applicable listing standards of the NASDAQ Stock Market. Michael T. Willis is not considered independent because Mr. Willis is the current President and Chief Executive Officer of the Company. In making these determinations, our Board of Directors considered transactions and relationships between each director and his or her immediate family and the Company and our subsidiaries, including those reported in the section below captioned "Certain Relationships and Related Transactions." The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.

Directors' Compensation

        The following table sets forth the aggregate compensation of each director who is not a Named Executive Officer (as defined under "Executive Compensation—Summary Compensation Table") for fiscal 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Compensation ($)
John G. Ball(1)	13,198	—	15,915	—	—	—	29,113
John R. Black(2)	12,698	—	—	—	—	—	12,698
Janet M. Brady	47,500	—	16,298	—	—	—	63,798
Walter W. Macauley(3)	7,750	—	8,982	—	—	—	16,732
Michael R. Phillips(4)	12,198	—	—	—	—	—	12,198
Don K. Rice(5)	—	—	—	—	—	—	—
Jack D. Samuelson(6)	38,134	—	16,298	—	—	—	54,432
Ronald D. Stevens	45,000	—	16,298	—	—	—	61,298
W. Robert Stover(7)	—	—	—	—	—	—	—
Gerald E. Wedren(8)	14,698	—	15,915	—	—	—	30,613

(1)
Mr. Ball was appointed as a director, effective May 11, 2007.

(2)
Mr. Black was appointed as a director, effective May 11, 2007. In lieu of board fees payable to Mr. Black, management fees in the same amount are paid to H.I.G. Capital Management, Inc. pursuant to the Governance Agreement, as amended. In addition, Mr. Black did not receive any option awards.

(3)
Mr. Macauley was appointed as a director, effective July 25, 2007.

(4)
Mr. Phillips was appointed as a director, effective May 11, 2007. In lieu of board fees payable to Mr. Phillips, management fees in the same amount are paid to H.I.G. Capital Management, Inc. pursuant to the Governance Agreement, as amended. In addition, Mr. Phillips did not receive any option awards.

(5)
Mr. Rice was appointed as a director, effective November 1, 2007.

(6)
Mr. Samuelson resigned as a director, effective November 1, 2007.

(7)
Mr. Stover resigned as Chairman of the Board and as a director, effective June 29, 2007.

(8)
Mr. Wedren was appointed as a director, effective May 11, 2007.

        Non-employee members of the Board of Directors each received an annual fee of $15,000 for service on the Board of Directors during the first part of fiscal 2007. Effective April 30, 2007, the annual fee for non-employee members of the Board of Directors was increased to $25,000 pursuant to the Governance Agreement, dated April 29, 2007, which was amended in July 2007 and January 2008. They received an additional fee of $1,000 for each meeting attended in person. In the event a Board meeting and a committee meeting were held on the same day, the total meeting fee was not more than $1,000 per day. They also received a fee of $500 for each telephonic meeting attended, if called by the Chairperson of the Board of Directors or an employee member of the Board of Directors. The Chairperson of the Compensation Committee and the Chairperson of the Audit Committee received an additional fee of $1,500 per quarter. Pursuant to the Governance Agreement, as amended, board fees payable to Mr. Black and Mr. Phillips are paid to H.I.G. Capital Management, Inc. as management fees.

        Non-employee members of the Board of Directors also were reimbursed for their reasonable expenses incurred in connection with attending Board of Directors' meetings.

        We anticipate no increase in our directors' compensation during fiscal 2008. No additional compensation was paid to any of the directors during fiscal 2008 for their committee service.

        In addition, non-employee Board of Directors members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under our 2006 Stock Option/Stock Issuance Plan (the "Stock Option Plan"). Under the Automatic Option Grant Program, each individual who subsequently joins the Board of Directors as a non-employee director will receive at that time an option grant of 3,000 shares, provided such individual has not previously been in our employ. In addition, at each annual stockholders' meeting each individual who continues to serve as a non-employee Board of Directors member presently is entitled to an option grant of 3,000 shares with an exercise price equal to the fair market value of the option shares on the grant date, provided such individual has served as a Board of Directors member for at least six months.

        Each automatic option grant will have a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of Board of Directors' service. The option will become exercisable for all the option shares upon the optionee's completion of one year of Board of Directors' service measured from the grant date. However, the option will become immediately exercisable for all the option shares should the optionee cease Board of Directors service by reason of death or disability or should the Company be acquired by merger or asset sale or change of control during the period of the optionee's service on the Board of Directors.

        Except for Mr. Black and Mr. Phillips, each non employee member of the Board of Directors received an option to purchase 3,000 shares of Common Stock during fiscal 2007 pursuant to the terms of the Automatic Option Grant Program.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth securities authorized for issuance under equity compensation plans as of November 3, 2007. All applicable equity compensation plans were previously approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	445,000	$4.23	1,143,500

OWNERSHIP OF SECURITIES

        The following table sets forth, as of January 31, 2008, certain information regarding the beneficial ownership of our Common Stock for (i) all persons who are known to us to be beneficial owners of five percent or more of the outstanding shares of our Common Stock, (ii) each of our directors and nominees, (iii) our Named Executive Officers (as defined under "Executive Compensation—Summary Compensation Table") and (iv) all of our Named Executive Officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise noted, the address of each person identified below is c/o Westaff, Inc., 298 N. Wiget Lane, Walnut Creek, California 94598. The share information set forth in the table below is as of January 31, 2008.

Name	Number of Shares(#)(1)	Percent(%)(2)
DelStaff, LLC(3) H.I.G. Staffing 2007, Ltd. H.I.G. Capital Partners III, L.P. H.I.G. Advisors III, L.L.C. H.I.G.-GPII, Inc. Sami W. Mnaymneh Anthony A. Tamer 1001 Brickell Bay Drive, 27th Floor Miami, FL 33131	8,262,696	49.49%
Dimensional Fund Advisors, Inc.(4) 1299 Ocean Avenue Santa Monica, CA 90401	1,185,398	7.10%
Gerald E. Wedren	—	*
Ronald D. Stevens(5)	15,000	*
John G. Ball	—	*
Janet M. Brady(6)	15,000	*
John R. Black(7)	8,262,696	49.49%
Michael R. Phillips(8)	8,262,696	49.49%
Michael T. Willis(9)	8,262,696	49.49%
Don K. Rice	—	*
Walter W. Macauley	—	*
Dawn M. Jaffray	—	*
Jeffrey A. Elias(10)	2,916	*
John P. Sanders(11)	—	*
Peter E. Person(12)	—	*
Patricia M. Newman(13)	20,828	*
All current executive officers and directors as a group (14)persons)(14)	8,316,440	49.8%

*
Less than one percent

(1)
To the Company's knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person's name.

(2)
Based on 16,697,010 shares of Common Stock outstanding at January 31, 2008. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2008, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

(3)
Security ownership information for the beneficial ownership is taken from the Form SC 13D filed with the SEC on March 13, 2007. H.I.G. Staffing 2007, Ltd. ("HIG Staffing"), a member of DelStaff, owns a majority of the outstanding common units of DelStaff and thus may be deemed to indirectly have sole power to direct the voting and disposition of the shares held by DelStaff. H.I.G. Capital Partners III, L.P. ("HIG Capital Partners") owns a majority of the outstanding common stock of HIG Staffing and thus may be deemed to indirectly have sole power to direct the voting and disposition of the shares held by DelStaff. H.I.G. Advisors III, L.L.C. ("HIG Advisors") is the general partner of HIG Capital Partners and thus may be deemed to indirectly have sole power to direct the voting and disposition of the shares held by DelStaff. H.I.G.-GPII, Inc. ("HIG GP") is the manager of HIG Advisors and thus may be deemed to indirectly have sole power to direct the voting and disposition of the shares held by DelStaff. Messrs. Mnaymneh and Tamer control HIG GP and thus may be deemed to indirectly share power to direct the voting and disposition of the shares held by DelStaff. Messrs. Mnaymneh and Tamer each disclaims beneficial ownership of such shares.

(4)
Security ownership information for the beneficial ownership is taken from the Form SC 13G filed with the Securities and Exchange Commission, or SEC, on February 6, 2008.

(5)
Includes unexercised options to purchase 15,000 shares of Common Stock beneficially owned by Mr. Stevens under the 1996 Stock Option/Stock Issuance Plan and 2006 Stock Incentive Plan.

(6)
Includes unexercised options to purchase 15,000 shares of Common Stock beneficially owned by Ms. Brady under the 1996 Stock Option/Stock Issuance Plan and 2006 Stock Incentive Plan.

(7)
Mr. Black is a manager of DelStaff and a Managing Director of H.I.G. Capital, L.L.C., an affiliate of DelStaff, and, as such, may be deemed to beneficially own shares of common stock of the Company held by DelStaff. Mr. Black disclaims beneficial ownership of such shares. Mr. Black's address is 855 Boylston Street, 11th Floor, Boston, Massachusetts 02116.

(8)
Mr. Phillips is a manager of DelStaff and a Principal of H.I.G. Capital, L.L.C, an affiliate of DelStaff, and, as such, may be deemed to beneficially own shares of common stock of the Company held by DelStaff. Mr. Phillips disclaims beneficial ownership of such shares. Mr. Phillips' address is 855 Boylston Street, 11th Floor, Boston, Massachusetts 02116.

(9)
Mr. Willis is a manager and member of DelStaff and, as such, may be deemed to beneficially own shares of common stock of the Company held by DelStaff. Mr. Willis disclaims beneficial ownership of disclaims beneficial ownership of such shares. Mr. Willis' address is 1400 Post Oak Boulevard, Suite 200, Houston, Texas 77056.

(10)
Includes unexercised options to purchase 2,916 shares of Common Stock beneficially owned by Mr. Elias under the 2006 Stock Incentive Plan.

(11)
Mr. Sanders resigned as our Senior Vice President, Chief Financial Officer, and Treasurer effective June 29, 2007.

(12)
Mr. Person resigned as Vice President, Information Services, effective January 25, 2008.

(13)
Ms. Newman resigned as our President and Chief Executive Officer effective May 1, 2007.

(14)
Includes unexercised options to purchase 32,916 shares of Common Stock under the 1996 Stock Option/Stock Issuance Plan and the 2006 Stock Incentive Plan.

EXECUTIVE OFFICERS.

        The following table provides information regarding the executive officers of the Company and their respective ages as of the date of this proxy statement.

Name	Age	Position(s) Held
Michael T. Willis	63	President and Chief Executive Officer
Dawn M. Jaffray	41	Senior Vice President and Chief Financial Officer
Phillip B. Bland	48	Vice President, Controller
Kristi Kennedy	42	Senior Vice President, Field Operations
Jeffrey A. Elias	50	Senior Vice President, Corporate Services

        Michael T. Willis.    Mr. Willis was appointed as our President and Chief Executive Officer effective May 1, 2007. Willis has more than 35 years of staffing industry experience having participated in the acquisition and integration of more than 70 companies in his career. He most recently was the CEO and President of COMSYS, an information technology staffing business, from 1999 to 2006. Prior to COMSYS, Mr. Willis was Chairman, CEO and President of Metamor Worldwide, a publicly traded consolidator of staffings and solutions businesses founded by Mr. Willis in 1993 under the name CORESTAFF. Mr. Willis founded and operated Talent Tree, a personnel services company concentrating on clerical and administrative staffing services, from 1976 to 1993.

        Dawn M. Jaffray.    Ms. Jaffray was appointed Senior Vice President and Chief Financial Officer on August 6, 2007. Ms. Jaffray previously served as the Chief Financial Officer, US at Dun & Bradstreet from December 2005 to February 2007. Prior to that, Ms. Jaffray served as Senior Vice President and Senior Finance Officer at CNA Insurance from March 1999 to November 2005. She previously served as Assistant Vice President of Financial Planning with The Dominion Insurance from March 1998 to March 1999. From April 1993 to March 1998, Ms. Jaffray served as Senior Finance Manager of Progressive Casualty Insurance Company.

        Phillip B. Bland.    Mr. Bland was appointed Vice President and Controller on August 27, 2007. Mr. Bland previously served as Assistant Controller at 24 Hour Fitness from June 2005 to August 2007. Prior to that, Mr. Bland was self employed as a SOX consultant for two manufacturing clients in the DVD replication business documenting internal control processes. He was previously employed by Longs Drug Stores from January 2002 to June 2004 as Director IT/Finance Projects, September 1999 to December 2001 as Assistant Controller and from December 1993 to August 1999 as Tax Accounting Manager. From June 1992 to October 1993, Mr. Bland was an attorney for Dentino, Powell & DiGuisto. Mr. Bland also served as a Senior Manager at Deloitte & Touche from October 1983 to October 1986 and January 1988 to June 1992. Mr. Bland is a Certified Public Accountant in the State of California and an attorney licensed to practice in the State of California.

        Kristi Kennedy.    Ms. Kennedy was appointed Senior Vice President, Field Operations on October 15, 2007. Ms. Kennedy previously served as Senior Vice President, Operations at CORESTAFF from December 2001 to October 2007. Prior to that, Ms. Kennedy held various leadership positions at CORESTAFF's division level, including Central Division President, from January 1996 to November 2001.

        Jeffrey A. Elias, Ph.D.    Mr. Elias joined the Company as Senior Vice President, Human Resources on November 28, 2006. He was promoted to Senior Vice President, Corporate Services effective August 1, 2007. He was previously employed by Savista Corp. as Senior Vice President Global Human Resources from December 2004 to September 2005, Vice President, Human Resources and Finance of Axios Group from May 2004 to December 2004, Chief Operating Officer, Senior Vice President, Human Resources for CoAdvantage Resources from June 2003 to March 2004, Vice President, Human Resources at BlueKite from March 2002 to June 2003 and from April 2000 to March 2002, he was Senior Vice President, Human Resources and Administration for Quovera. Prior to that, Mr. Elias was Senior Vice President, Human Resources and Administration for Remedy Staffing from December 1992 to April 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the aggregate cash and other compensation for services rendered during fiscal year ended November 3, 2007 by (i) individuals who served as our principal executive officer ("PEO") during fiscal 2007, (ii) individuals who served as our principal financial officer ("PFO") during fiscal 2007 and (iii) our two most highly compensated executive officers (other than the PEO and PFO) whose total compensation each exceeded $100,000 during fiscal 2007. The individuals listed in the following table are collectively referred to as our "Named Executive Officers".

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Award(s) ($)(1)	Option Award(s) ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualifield Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)

Michael T. Willis(a) President and Chief Executive Officer (PEO)	2007	275,000		150,000	(2)	—	15,710	—	—	41,676	(3)	482,386

Patricia M. Newman(b) Former President and Chief Executive Officer (Former PEO)	2007	306,212	(4)	—			437,382	—	—	896,278	(5)	1,639,872

Dawn M. Jaffray(c) Senior Vice President and Chief Financial Officer (PFO)	2007	68,038		—		—	6,796	—	—	9,749	(6)	84,583

John P. Sanders(d) Former Senior Vice President, Chief Financial Officer, Controller and Treasurer (Former PFO)	2007	195,604		40,000	(7)	—	6,131	—	—	—		241,735

Jeffrey A. Elias Senior Vice President, Human Resources	2007	198,584		63,333	(8)	—	12,927	—	—	18,886	(9)	293,730

Peter E. Person(e) Vice President, Information Services	2007	193,134		72,917	(10)	—	1,699	—	—	—		267,750

(a)
Mr. Willis was appointed as our President and Chief Executive Officer, effective May 1, 2007.

(b)
Ms. Newman resigned as our President and Chief Executive Officer, effective May 1, 2007.

(c)
Ms. Jaffray was appointed as our Senior Vice President and Chief Financial Officer, effective August 6, 2007.

(d)
Mr. Sanders resigned as our Senior Vice President, Chief Financial Officer, Controller and Treasurer, effective June 29, 2007.

(e)
Mr. Person resigned as our Vice President, Information Services, effective January 25, 2008.

(1)
The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) ("FAS 123R"), except that estimated forfeitures were excluded in the determination.

(2)
Pursuant to Mr. Willis' employment agreement, he received a guaranteed bonus of $150,000.

(3)
Included in this amount are an allowance of $6,000 per month for housing, automobile and other personal expenses ($36,000), airfare between his home in Houston and the Company's headquarters, up to one round trip per week ($4,593), and reasonable expenses of transportation to and from the airport ($1,083).

(4)
Included in this amount is $32,750 for accrued vacation.

(5)
Included in this amount is a severance payment equal to one (1) year of her base salary ($450,000), consulting and transition fees after her resignation ($362,695), financial planning in fiscal year 2006 ($4,350), accounting and tax planning costs ($8,554), a car allowance ($16,154), relocation expenses for her relocation from the United Kingdom to Northern California ($20,000), the purchase of household appliances for her new residence in connection with her move to California ($10,000), transaction fees (including real estate broker commissions) for the sale of her United Kingdom residence ($24,525).

(6)
Included in this amount are her temporary housing ($7,734), airfare between her home in Indio, California and Walnut Creek, California ($1,126) and transportation ($889).

(7)
In consideration of Mr. Sanders agreeing to remain in his position and perform his duties through the retention date of June 29, 2007, he received a one-time lump sum payment equal to two (2) months' of his base salary or $40,000.

(8)
In consideration of Mr. Elias agreeing to remain in his position and perform his duties through the retention date of October 31, 2007, he received a one-time lump sum payment equal to four (4) months' of his base salary or $63,333.

(9)
Included in this amount are his relocation expenses from Palm Springs, California to Walnut Creek, California, which includes airfare & meals ($12,404), temporary housing ($3,326) and transportation ($3,156).

(10)
In consideration of Mr. Person agreeing to remain in his position and perform his duties through the retention date of October 31, 2007, he received a one-time lump sum payment equal to five (5) months' of his base salary or $72,917.

Grants of Plan-Based Awards During Fiscal 2007

        The following table sets forth the grant of plan-based awards to each of our Named Executive Officers during fiscal 2007.

									All Other Option Awards: Number of Securities Underlying Options (1)(#)
								All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards (2)($/Sh)		Grant Date Fair Value of Stock and Option Awards(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Michael T. Willis	8/15/2007	—	—	—	—	—	—	—	100,000		$4.34		$275,212

Patricia M. Newman	—	—	—	—	—	—	—	—	—		—		—

Dawn M. Jaffray	8/15/2007	—	—	—	—	—	—	—	50,000		$4.34		$124,115

John P. Sanders	11/28/2006	—	—	—	—	—	—	—	10,000		$4.35		$26,344

Jeffrey A. Elias	8/15/2007 11/28/2006	— —	— —	— —	— —	— —	— —	— —	50,000 10,000	$ $	4.34 4.35	$ $	124,115 26,344

Peter E. Person	8/15/2007	—	—	—	—	—	—	—	12,500		$4.34		$31,029

(1)
These amounts represent the number of stock options that were granted in fiscal 2007. Further detail regarding the terms of these grants can be found in the Compensation Discussion and Analysis.

(2)
In accordance with the terms of the 2006 Stock Incentive Plan, the exercise price of stock options is equal to the closing price of Westaff's common stock on the date of the grant.

(3)
The grant date value of stock or option awards granted in 2006 and reported in this column has been computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2007

        The following table sets forth the stock option and stock awards of each of our Named Executive Officers outstanding at the end of fiscal 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael T. Willis	—	100,000	—	4.34	8/14/2017	—	—	—	—

Patricia M. Newman	5,000	—	—	4.00	8/15/2010	—	—	—	—

Dawn M. Jaffray	—	50,000	—	4.34	8/14/2014	—	—	—	—

John P. Sanders	—	—	—	—	—	—	—	—	—

Jeffrey A. Elias	— —	50,000 10,000	— —	4.34 4.35	8/14/2014 11/28/2016	— —	— —	— —	— —

Peter E. Person	—	12,500	—	4.34	8/14/2014	—	—	—	—

Option Exercises and Stock Vested During Fiscal 2007

        The following table sets forth, with respect to our Named Executive Officers, the options exercised and stock that vested during fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Michael T. Willis	—	—	—	—

Patricia M. Newman	225,000	121,000	20,000	111,600

Dawn M. Jaffray	—	—	—	—

John P. Sanders	25,000	59,450	—	—

Jeffrey A. Elias	—	—	—	—

Peter E. Person	—	—	—	—

Pension Benefits

        The following table sets forth the pension benefits payable to our Named Executive Officers for fiscal 2007.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Michael T. Willis	—	—	—	—

Patricia M. Newman	—	—	—	—

Dawn M. Jaffray	—	—	—	—

John P. Sanders	—	—	—	—

Jeffrey A. Elias	—	—	—	—

Peter E. Person	—	—	—	—

Nonqualified Deferred Compensation

        The following table sets forth the non-qualified deferred compensation benefits payable to our Named Executive Officers for fiscal 2007.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Michael T. Willis	—	—	—	—

Patricia M. Newman	—	—	—	—

Dawn M. Jaffray	—	—	—	—

John P. Sanders	—	—	—	—

Jeffrey A. Elias	—	—	—	—

Peter E. Person	—	—	—	—

Potential Payments to Current Named Executive Officers Upon Termination of Employment or Change in Control

        Mr. Willis, Ms. Jaffray and Mr. Elias are current Named Executive Officers who are parties to employment agreements with the Company that may result in payments to them upon a termination of employment or change in control. For more information regarding their respective employment agreements, please see "Employment Agreements and Severance and Retention Arrangements with Named Executive Officers". Ms. Newman, Mr. Sanders and Mr. Person have been excluded from the discussion below, as they resigned from the Company, effective May 1, 2007, June 29, 2007 and January 25, 2008, respectively.

Michael T. Willis

        Under Mr. Willis' employment agreement, Mr. Willis will be eligible for severance benefits in the event that his employment agreement is terminated by the Company without cause or by Mr. Willis for good reason. Under Mr. Willis' employment agreement, "for cause" means (i) he commits a crime involving dishonesty, breach of trust, or physical harm to any person, (ii) he willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement, (iii) he commits a material breach of his employment agreement, which breach is not cured within 20 days after written notice, (iv) he wilfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within 20 days after written notice, (v) he engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Under Mr. Willis' employment agreement, "good reason" means any of the following events if effected by the Company without his consent: (i) a change in his position with the Company which materially reduces his duties, responsibilities or authority, (ii) a material reduction in his base salary or bonus eligibility, except for reductions that are comparable to reductions generally applicable to all similarly situated senior executives of the Company, or (iii) he is removed from the Board (other than for cause, as determined under Delaware law) or not elected by the Company's stockholders to serve on the Board (other than due to his resignation from the Board or his decision not to stand for re-election to the Board).

        If such termination by the Company without cause or by Mr. Willis for good reason occurs within 12 months following the effective date of his employment agreement, Mr. Willis will be eligible to receive severance pay equal to the lesser of (a) 12 months of his base salary or (b) his base salary for the remainder of the term. If such termination occurs more than 12 months following the effective date of his employment agreement, Mr. Willis will be eligible to receive severance pay equal to the lesser of (a) 18 months of his base salary of (b) his base salary for the remainder of the term. Assuming such termination were to have occurred on the last business day of fiscal year 2007 (i.e. November 2, 2007), Mr. Willis would have been eligible to receive $550,000 in severance pay. In addition, if Mr. Willis elects to continue his medical coverage under COBRA, the Company is required to pay the premiums for his COBRA coverage until the earlier of (a) the date he ceases to receive severance payments or (b) the date he becomes eligible for coverage under another employer's health plan. Assuming such termination were to have occurred on the last business day of fiscal year 2007 (i.e. November 2, 2007) and Mr. Willis were to elect to continue his medical coverage under COBRA and not become eligible for coverage under another employer's health plan, the Company would have been required to pay $13,413 in premiums for his COBRA coverage.

        If Mr. Willis' employment is terminated by the Company without cause or by Mr. Willis for good reason within 12 months following a change of control (as defined in his employment agreement), (1) any Company stock options awarded to Mr. Willis which vest solely upon length of service would be immediately vested and exercisable and (2) the Company would make a lump-sum cash payment to Mr. Willis equal to 50% of his then-current base salary, pro-rated based on the number of calendar months Mr. Willis is employed during the fiscal year in which such termination occurs. Under Mr. Willis' employment agreement, a "change of control" means a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company or by a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than 50% of the total combined voting power of the outstanding securities of the Company, but does not include any changes prior to the date of Mr. Willis' employment agreement or any changes pursuant to actions taken by DelStaff, LLC. Assuming such termination were to have occurred on the last business day of fiscal year 2007 (i.e. November 2, 2007), (i) the estimated amount of the benefit of the immediate vesting and exercisability of any Company stock options awarded to Mr. Willis would have been $0, since the exercise price of his options as of November 2, 2007 was greater than the closing price of the Company's Common Stock on that date and (ii) the lump-sum cash amount payable to Mr. Willis would have been equal to $137,500.

        Mr. Willis' employment is terminated automatically upon his death, in which case the Company would be required to pay his beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter, all obligations of the Company under his employment agreement would cease. If Mr. Willis' employment is terminated by the Company due to disability, the Company would be required to pay him all compensation to which he is entitled up through the date of termination, and thereafter all obligations of the Company under his employment agreement would cease.

Dawn M. Jaffray

        Under Ms. Jaffray's offer letter, if Ms. Jaffray's employment is terminated by the Company within the first 12 months of employment, at no fault of her own, the Company is required to pay a severance payment equal to six months of her base salary. Assuming such termination were to have occurred on the last business day of fiscal year 2007 (i.e. November 2, 2007), Ms. Jaffray would have been eligible to receive $145,000 in severance pay.

Jeffrey A. Elias

        Under Mr. Elias' employment agreement, the Company may terminate Mr. Elias' employment at any time for any reason, without cause, in which case he will be entitled to a severance payment. Under Mr. Elias' employment agreement, "for cause" means he (i) acts in bad faith, or in breach of trust, to the detriment of the Company, (ii) refuses or fails to act in accordance with any policy of the Company or any specific direction or order of the Company, (iii) exhibits, in regard to his employment and as determined by the Company in its sole discretion, unfitness or unavailability for service, unsatisfactory or inadequate performance (including but not limited to his failure or inability to meet the Company's expectations, goals, standards and/or deadlines with respect to his duties), misconduct, dishonesty, habitual neglect of duties or incompetence, (iv) commits, is convicted of, or pleads no contest to a crime involving dishonesty, breach of trust, moral turpitude, or physical harm to any person, (v) breaches any material term of his employment agreement or any other agreement that he has entered into with the Company, (vi) dies, or (vii) becomes disabled and therefore unable to perform the essential duties of his position for a period of more than 12 workweeks within any 12-month period.

        If his employment is terminated without cause within one year from his date of hire, his severance payment shall be equal to three months pay at his current base salary and paid in the form of salary continuation for a period of three months. If his employment is terminated without cause after completion of one year of continuous employment, his severance payment shall be equal to six months' pay at his current base salary and paid in the form of salary continuation for a period of six months. Assuming such termination were to have occurred on the last business day of fiscal year 2007 (i.e. November 2, 2007), Mr. Elias would have been eligible to receive $62,500 as his severance payment.

        If, within 12 months following a change of control (as defined in the stock option plan), Mr. Elias' position is eliminated and he is not offered a comparable position which is a position similar in responsibility, skill and work schedule as his current position, and would require no more than a 10% reduction in his then current base salary, he would be eligible to receive a severance payment as described above. Assuming such elimination without an offer of a comparable position were to have occurred on the last business day of fiscal year 2007 (i.e. November 2, 2007), Mr. Elias would have been eligible to receive $62,500 as his severance payment.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the following section entitled "Compensation Discussion and Analysis" with members of the Company's management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the following section be included in this Proxy Statement, as well as the Company's Annual Report on Form 10-K for the fiscal year ended November 3, 2007, through its incorporation by reference from this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE:
Janet M. Brady, Chairperson John G. Ball Michael R. Phillips

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

Compensation Discussion and Analysis

        The Compensation Discussion and Analysis describes and analyzes the material elements of our compensation policies and decisions with respect to our Named Executive Officers during fiscal 2007.

DelStaff Transaction

        In a private transaction in February 2007, W. Robert Stover, Westaff's founder and former Chairman of the Board of Directors, sold all of his common stock in Westaff to H.I.G. Capital LLC's affiliate, DelStaff, LLC, a Delaware limited liability company ("DelStaff"), referred to hereafter as the "DelStaff Transaction." Those purchased shares plus additional shares purchased on the open market, gave DelStaff beneficial ownership in 8,262,696 shares of common stock which represents approximately 49.6% of the Company's outstanding stock at the time of the transaction.

        The Company entered into a Governance Agreement with DelStaff, Michael T. Willis, and Mr. Stover on April 30, 2007 (the "Governance Agreement"). Pursuant to the Governance Agreement, the size of the Company's Board of Directors was increased from five to nine, new directors were nominated by DelStaff and elected to the Board of Directors, Mr. Stover resigned as a director, Ms. Newman resigned her positions as the Company's President, Chief Executive Officer and a director and Mr. Willis was appointed as President, Chief Executive Officer and Chairman of the Board of Directors.

        The DelStaff Transaction was announced on the day that the Compensation Committee of the Board of Directors was meeting to review performance of the Company's management for fiscal year 2007 and establish compensation goals for 2008. The Compensation Committee and Board of Directors completed its evaluation of the performance of management for fiscal year 2007 but did not establish compensation goals for 2008 pending resolution of certain issues arising from the DelStaff Transaction, including completion of negotiation of the Governance Agreement.

Compensation of Chief Executive Officers

        Patricia Newman.    Ms. Newman's employment agreement provided for her to be eligible to receive Incentive Bonus Compensation of up to 60% of her base pay of $450,000 for fiscal year 2006. The Company did not meet its minimum financial or performance goals for fiscal 2006, and Ms. Newman was not awarded any Incentive Bonus Compensation for that period. Ms. Newman was also not awarded any stock incentive compensation. In connection with the negotiation of the Governance Agreement and her resignation from the her employment and board positions with the Company, the Compensation Committee negotiated a Transition and Release Agreement with Ms. Newman, which was executed and dated April 30, 2007. Under this Agreement, Ms. Newman received a lump sum payment of one year of base compensation, $450,000, in accordance with the terms of her original employment agreement executed in March 2005, and acceleration of her existing stock options and restricted stock grants, also in accordance with her original agreement. In addition, Ms. Newman agreed to provide transitional consulting assistance to the Company for a period of four months following her resignation, and to execute a release in favor of the Company. The Company agreed to pay her $200,000 at the end of the transitional assistance period for these services.

        Michael Willis.    The Governance Agreement provided that Mr. Willis would be elected as Chief Executive Officer of the Company following the change of control. Following the execution of the Governance Agreement, the Compensation Committee entered into discussions with Mr. Willis concerning the terms of his employment. An agreement was reached and signed in June 2007 covering compensation for fiscal years 2007, 2008 and 2009. In structuring Mr. Willis' agreement, the Compensation Committee sought to achieve a balance between immediate compensation for services and incentives to achieve financial goals of the Company. The Compensation Committee reviewed Mr. Willis's employment agreement cash compensation with its outside independent compensation consultant in addition to referencing published survey and proxy benchmark data collected in a prior competitive assessment for Westaff's former Chief Executive Officer, Trish Newman. The published survey analysis included data from the Top Management Compensation Report published by Watson Wyatt Data Services (ECS) and the U.S. Mercer Benchmark Database published by William M. Mercer and focused on companies with annual revenue between $500 million and $1 billion. The proxy analysis consisted of the following staffing and recruiting industry comparators: Spherion Corporation, Hudson Highland Group, Inc., Labor Ready, Inc., CDI Corp., Monster Worldwide, Inc., Kforce, Inc., COMSIS IT Partners, Inc., Comforce Corporation, Resources Connection, Inc., Remedy Temp, Inc., and Barrett Business Services, Inc.

        Mr. Willis' employment agreement provides for him to receive base pay of $550,000 per year. For fiscal year 2007, the agreement provided for payment of a guaranteed bonus of $150,000. This amount was determined by negotiation with Mr. Willis as a condition to his execution of an employment agreement with the Company. The agreement also provides for an annual incentive opportunity based on performance based quantitative and qualitative objectives for each of fiscal years 2008 and 2009.

        For fiscal year 2008, Mr. Willis is eligible to earn a target incentive based on achievement of quantitative goals described below and qualitative goals established by the Compensation Committee. The quantitative portion of this bonus ("Target Bonus") shall equal up to seventy-five percent (75%) of Executive's Base Salary and shall be based on the Company's Earnings Before Taxes, Interest, Depreciation and Amortization for fiscal year 2008, as calculated and reported by the Company in accordance with its accounting policies currently in effect ("EBITDA"):

EBITDA for FY2008	Percentage of Quantitative Component Earned
<$12M	None
$12M-$13.99M	25% of Quantitative Component
$14M-$15.99M	50% of Quantitative Component
$16M-$16.99M	75% of Quantitative Component
>$17M	100% of Quantitative Component

Mr. Willis is eligible for additional incentive compensation, equivalent to up to 25% of base pay, based on achievement of qualitative objectives established by the Compensation Committee in its discretion. In no event shall Mr. Willis' aggregate incentive compensation for fiscal year 2008 exceed 100% of his base pay.

        For fiscal year 2009, Mr. Willis is eligible to earn a bonus based on achievement of goals established by the Compensation Committee at the end of fiscal year 2008. The goals will be based on the expectation that the Company's EBITDA will exceed $20,000,000 by the three-year anniversary of his employment with the Company, excluding EBITDA related to acquisitions or other transactions. Mr. Willis' 2009 bonus program will be established by the Compensation Committee within 90 days of the beginning of fiscal year 2009 in consultation with him, and will be similar in nature and effect to the 2008 bonus program, but containing targets, expectations and goals established by the Compensation Committee for 2009.

        The Company has the right to elect to pay up to 30% of Mr. Willis' bonus for 2008 and 2009 in fully vested and unrestricted shares of the Company's Common Stock, priced at the fair market value of the Stock as of the date the stock bonus is paid.

        In addition, Mr. Willis received a grant of options to purchase 100,000 shares of Company Common Stock. These options will vest in accordance with the standard provisions of the Company's Stock Option Plan. The Compensation Committee also considered Mr. Willis' financial interest as a member and investor in DelStaff LLC when determining the stock option grant.

Compensation of Chief Financial Officers

        John Sanders.    Mr. Sanders's employment agreement provided for him to be eligible to receive Incentive Bonus Compensation at the discretion of the Compensation Committee in addition to his base pay of $240,000. The Company did not meet its minimum financial or performance goals for fiscal 2007, and Mr. Sanders was not awarded any Incentive Bonus Compensation for that period.

        Following the execution of the Governance Agreement, the Compensation Committee, on the recommendation of Ms. Newman and Mr. Willis, took steps to ensure continuity of senior management of the Company during the period of transition as Mr. Willis assumed the position of Chief Executive Officer. In early May 2007, the Compensation Committee approved an agreement with Mr. Sanders pursuant to which the Company agreed to pay him an additional two months of base compensation, or $40,000, provided that he remained employed by the Company until June 29, 2007. Mr. Sanders resigned as Chief Financial Officer effective on June 29, 2007 and the retention payment was paid to him.

        Dawn Jaffray.    In August, 2007, the Company hired Dawn M. Jaffray as Senior Vice President and Chief Financial Officer. The Company agreed to pay Ms. Jaffray an annual base salary of $290,000.00, and to establish a performance based incentive bonus target of 50% of her base salary based on Company performance metrics. The Company did not meet its performance metrics for fiscal 2007, and Ms. Jaffray was not awarded any performance based incentive bonus for that period.

        The Company hired an outside independent compensation company to conduct an executive compensation assessment. Compensation data was compiled from published survey sources and from 12 staffing industry company proxy statements. Data was compiled at the median and 75th percentile. This assessment was used in determining Ms. Jaffray's annual base salary.

Other Retention Arrangements with Named Executive Officers

        On April 30, 2007, the Compensation Committee approved an agreement with Mr. Elias pursuant to which the Company agreed to pay him an additional four months of base compensation, or $63,333, provided he remained employed by the Company as Senior Vice President, Human Resources, until October 31, 2007. Mr. Elias satisfied the condition of his retention agreement and the amount specified was paid to him.

        On April 30, 2007, the Compensation Committee approved an agreement with Mr. Person pursuant to which the Company agreed to pay him an additional five months of base compensation, or $72,917, provided he remained employed by the Company as Vice President, Information Systems, until October 31, 2007. Mr. Person satisfied the condition of his retention agreement and the amount specified was paid to him.

        On May 10, 2007, the Compensation Committee approved an agreement with Mr. Sanders pursuant to which the Company agreed to pay him an additional two months of base compensation, or $40,000, provided he remained employed by the Company as Senior Vice President, Chief Financial Officer and Treasurer, until June 29, 2007. Mr. Sanders satisfied the condition of his retention agreement and the amount specified was paid to him.

Compensation Philosophy

        The compensation program is designed to contribute to our viability and long-term success by meeting the following objectives:

  •
  To attract, retain and motivate experienced and competent executives and professionals who are performance-oriented;

  •
  To reinforce a commitment to take action that will contribute to our long-term success; and

  •
  To encourage ownership of our Common Stock so that management's long-term financial interests are closely linked with the long-term interests of our stockholders.

        Westaff's management and the Compensation Committee of the Board of Directors believe strongly in pay for performance. Rewards to senior management are tied closely to Company performance, while mindful of executive talent practices used by our competitors. Our guiding philosophy for compensation is to provide a performance-driven, market competitive total pay package for executive management.

        Total compensation and incentive compensation is targeted at the market median, with a greater emphasis on annual and long-term incentive compensation based on the achievement of business growth and challenging performance targets.

Benchmarking

        Westaff has compared its compensation to competitive firms consistently for several years. In May 2007, an internal executive compensation review was conducted for the senior officers utilizing publicly available information and survey data. Information from Westaff's similarly sized competitors for talent in the temporary staffing and recruiting industry and from a broader range of companies located in similar geographic areas with small to medium market capitalization were utilized to determine a market competitive package for key executives. The staffing and recruiting comparator group companies are shown below:

Spherion Corporation	MPS Group, Inc.	Hudson Highland Group, Inc.
Labor Ready, Inc.	CDI Corp.	Monster Worldwide, Inc.
Kforce, Inc.	COMSYS IT Partners, Inc.	Resources Connection, Inc.
COMFORCE Corporation	On Assignment, Inc.	Barrett Business Services, Inc.

        We define the "market" as the size-adjusted 50th percentile of the data, with a focus on target pay opportunities, not actual plan payouts. We provide target pay opportunities approximately at market and design our incentive plans to pay significantly more or less than the target amount as results warrant. As a result, actual payouts should be market-appropriate given our performance for that year or period.

Base Salaries

        Competitive base salaries are necessary to recruit and retain our executives, as with any other employee. As a result, in 2007, base salary was increased for Mr. Elias based on his promotion to Senior Vice President, Corporate Services. The amount of the increase was 32% or less for Mr. Elias. The salary increase for Mr. Elias was to reflect his new role as Senior Vice President, Corporate Services. Mr. Person also received an increase in his base salary based on his promotion to Vice President, Information Services. The amount of the increase was 13% or less for Mr. Person. There were no other changes in base salaries for the named executive officers other than Mr. Elias and Mr. Person.

        Annual Incentives.    Annual incentive compensation is at the discretion of the Compensation Committee.

In General

        Our annual incentive plan rewards executives for achievement of specified goals for key financial measures, which should lead to increased stockholder value. The plan reinforces the need for profitable growth.

How Amounts are Determined

        The ranges of award opportunities for the Named Executive Officers are shown in the Grants of Plan-Based Awards table. There were no increases to target annual incentives for the senior management team except for Mr. Elias, which was based on his promotion to Senior Vice President, Corporate Services. Mr. Elias' target annual incentive was increased to 50% of base salary for 2007 from 25% of base salary.

        The 2007 annual incentive opportunity was conditioned on achievement of the following metrics, operating income and revenue, which is a key indicator of our success, and individual performance metrics.

Executive	Operating Income and Revenue	Individual Performance Ratio
Patricia M. Newman	90%	10%
Dawn M. Jaffray	75%	25%
John P. Sanders	75%	25%
Jeffrey A. Elias	75%	25%
Peter E. Person	75%	25%

2007 Payout

        The Compensation Committee determined that the Company had not achieved the goals of the fiscal 2007 performance plan, and no incentive compensation was awarded.

Long-term Incentives

In General

        Long-term incentives were awarded in the form of stock option grants in 2007.

Timing of Grants

        Stock option grant amounts were discussed at the August 14, 2007 Compensation Committee meeting and Board of Directors meeting and finalized and granted on August 15, 2007. As is the Company's usual practice, the grant strike price was set as the closing price on the day of the grant. While the CEO participated in setting the date of the Board of Directors meeting several months in advance, no member of senior management influenced the timing of the grant date and the setting of the meeting was not made so as to time option grants in coordination with the release of material non-public information.

How Amounts Were Determined

        The targeted long-term incentive values were based on information provided by our outside independent compensation consulting company. We target the size-adjusted market median for long-term incentive opportunities, but determine actual award sizes using assumptions that result in total opportunity lower than market in order to ensure that programs are affordable. Stock options were valued utilizing the Black-Scholes methodology.

Program Design

        Some stock options that were granted in 2007 had a seven-year term and vest over a four year period in cumulative increments of 25% per year beginning with the first anniversary of the grant date. Mr. Willis' stock option grant has a ten-year term and vests over a four year period in increments of 25% per year beginning with the first anniversary of the grant date and 1/36th of the balance each month thereafter. Our forms of stock option agreement and all forms of our deferred stock agreement are exhibits to our Form 10-K for the fiscal year ended December 31, 2006.

Employment Agreements

In General

        We have Employment Agreements for all of the Named Executive Officers. We have Change in Control Agreements for Mr. Willis and Mr. Elias. The Employment Agreements provide a competitive level of benefits to the Named Executive Officers in return for several provisions benefiting the Company. The Change in Control Agreements exists to ensure management makes decisions in the best interests of the stockholders in the event of a Change In Control.

Employment Agreements

        We entered into employment agreements with Mr. Elias in November 2006, as amended in August 2007, with Mr. Willis in June 2007, and with Ms. Jaffray in August 2007. The employment agreements provide for employment at will and, accordingly, may be terminated by either party thereto at any time for any reason. If we terminate their agreements without "cause" (as such term is defined in the agreements), they each would receive a cash severance payment, payable in a lump sum, in an amount equal to: (i) in the case of Mr. Willis, he would receive the lesser of twelve months of his base salary or his base salary for the remainder of the term of his employment agreement if termination occurs within the first twelve (12) months of his employment. If termination occurs more than twelve (12) months following his hire date, he would receive the lesser of eighteen (18) months of his base salary or his base salary for the remainder of the term of his employment agreement; (ii) in the case of Mr. Elias, he would receive three (3) months' of his base salary if termination occurs within the first twelve (12) months from his hire date. If termination occurs after he has completed one (1) year of continuous employment, he shall receive six (6) months of his base salary, and (iii) in the case of Ms. Jaffray, she would receive six (6) months of her base salary if termination occurs within the first twelve (12) months of her employment.

Retirement and Savings Plans

        The Company maintains a tax-qualified 401(k) plan for its U.S. employees which excludes "highly compensated" employees within the meaning of Section 414(q) of the Internal Revenue Code. For compliance reasons, once an executive is deemed to be "highly compensated," the executive is no longer eligible to participate in the Company's 401(k) plan. The Company maintains a separate non-qualified savings plan for eligible executives, providing comparable benefits to those provided to 401(k) plan participants. No executives currently participate in the non-qualified savings plan.

Health and Welfare Plans

        The Named Executive Officers are eligible for the same health and welfare benefits at the same employee contribution rates as other staff associates in the Company.

Perquisites

        The Company pays Mr. Willis an allowance of $6,000 per month for housing, automobile, and other personal expenses and reimburses him for airfare between his home in Houston, Texas and the Company's headquarters in San Francisco, up to one round trip ticket per week. This arrangement will continue through May 2008, and is subject to review, renewal or discontinuation at that time. Over this same period of time, the Company reimburses Mr. Willis for his expenses of transportation to and from the airport. The Company has also agreed to reimburse Mr. Willis for the cost of personal financial planning services, up to a maximum reimbursement of $10,000 per year for the initial three year term of his employment agreement.

        The Company agreed to reimburse Ms. Jaffray for her costs of relocating to the Company's headquarters area in an amount not to exceed $27,000 and for actual and reasonable costs of temporary housing and transportation through October 5, 2007.

        The Company agreed to reimburse Mr. Elias for his costs of relocating to the Company's headquarters area in an amount not to exceed $15,000 and for actual and reasonable costs for temporary housing through February 1, 2007, not to exceed $12,000.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors established a Compensation Committee in March 1995. The Compensation Committee currently consists of Ms. Brady, Mr. Ball and Mr. Phillips. No current member of the Compensation Committee was at any time during fiscal 2007, or at any other time, an officer or employee of the Company or any of our subsidiaries. W. Robert Stover, our former Chairman of the Board, was an employee of the Company and was a member of the Compensation Committee until his resignation effective June 29, 2007. No executive officer of the Company served on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

        For a description of transactions between the Company and Mr. Stover, a member of the Compensation Committee, see "Certain Relationships and Related Transactions" below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

  Promissory Note Payable to W. Robert Stover

        Our wholly-owned subsidiary, Westaff (USA), Inc., previously executed an unsecured subordinated promissory note dated April 1, 2002, payable to W. Robert Stover, its former principal stockholder and Chairman of the Board of Directors, in the amount of $2.0 million. The initial term of the note was one year with an interest rate of 12% per annum, payable monthly on the last business day of each calendar month. On May 17, 2002, the note was amended and restated to extend the maturity date to August 18, 2007. Additionally, the interest rate and payment schedule were amended to a rate equal to the U.S. Index Rate as calculated under our Multicurrency Credit Agreement with General Electric Capital Corporation ("Credit Agreement"), plus seven percent, compounded monthly payable 60 calendar days after the end of each of our fiscal quarters. The interest rate in effect on November 3, 2007, was 14.50%. Payment of principal and interest is contingent on us meeting minimum availability requirements under our credit facilities. Additionally, payments of principal or interest are prohibited in the event of any default under the credit facilities. Following our default at the end of third quarter fiscal 2007 GE Capital elected to prohibit the repayment of the note at its maturity and has denied our request to pay quarterly interest. Interest expense on this note for fiscal 2007 was $0.3 million, of which $0.1 million was accrued but unpaid at year end. The Company believes its initiatives in 2008 will allow it to meet the required covenants after the Forbearance Period and continues to show the unpaid note as a current liability on the balance sheet.

  DelStaff Transaction

        As previously disclosed, in a private transaction in February 2007, W. Robert Stover, Westaff's founder and former Chairman of the Board of Directors, sold all of his common stock in Westaff to H.I.G. Capital LLC's affiliate, DelStaff, LLC, a Delaware limited liability company. Those purchased shares plus additional shares purchased on the open market, gave DelStaff beneficial ownership in 8,262,696 shares of common stock which represents approximately 49.6% of the Company's outstanding stock at the time of the transaction. In addition, as previously disclosed, the Company entered into a Governance Agreement with DelStaff, Michael T. Willis, and Mr. Stover on April 30, 2007. Pursuant to the Governance Agreement, the size of the Company's Board of Directors was increased from five to nine, new directors were nominated by DelStaff and elected to the Board of Directors, Mr. Stover resigned as a director, Ms. Newman resigned her positions as the Company's President, Chief Executive Officer and a director and Mr. Willis was appointed as President, Chief Executive Officer and Chairman of the Board of Directors.

  Review and Approval of Transactions with Related Persons

        The Company has a policy that any future transactions between us and our officers, directors, and affiliates be on terms no less favorable to us than can be obtained from unaffiliated third parties. Such transactions with such persons are subject to approval by our Audit Committee. Under our Audit Committee's written charter, our Audit Committee is expected to conduct an appropriate review of all transactions that will be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934 in order to determine potential conflicts of interests.

COMPARISON OF STOCKHOLDER RETURN

        The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Standard and Poor's 500 Index and peer issuers in the temporary staffing industry (the "Peer Group Index"). The selected peer group is composed of companies which are common competitors of a similar or greater market capitalization. The graph covers the period from November 2, 2002, through the last trading day of fiscal 2007, which was November 2, 2007.

        The graph assumes that $100 was invested on November 2, 2002, in the Company's Common Stock and in each index and that all dividends were reinvested.

Comparison Of Cumulative Total Return Among
Westaff, S&P 500 Index And Peer Group Index
Cumulative Return

	11/02/02	11/01/03	10/30/04	10/29/05	10/28/06	11/03/07
S&P 500	66.10	77.09	82.92	87.93	101.06	110.77
Peer Group	84.79	109.34	107.58	119.76	111.19	90.67
Westaff	58.47	67.20	91.05	135.27	121.31	105.02

        The Company's Common Stock was first traded publicly on April 30, 1996. The graph depicts cumulative returns calculated on an annual basis on $100 invested in Westaff stock, the S&P 500 Index and the Peer Group Index consisting of Kelly Services Inc., Spherion Corporation (formerly Interim Services, Inc.) and Manpower Inc. The Peer Group Index no longer includes RemedyTemp, Inc. since it was acquired by privately-held Select Personnel Services on June 30, 2006 and is therefore no longer publicly traded.

        Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

WESTAFF, INC.
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        The Audit Committee consists of three Board of Directors members, namely, Ronald D. Stevens, Gerald E. Wedren and John G. Ball. Mr. Stevens is the Chairperson of the Audit Committee. The members of the Audit Committee are "independent" as classified by the listing qualifications of the NASDAQ Stock Market and the securities laws.

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, internal controls and the reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements and expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        The Audit Committee's membership criteria and the duties of the committee are described more fully in its written charter which is available on our website at http://www.westaff.com under the Investor Relations tab found in the Company section.

        In this context, the Audit Committee hereby reports that it has reviewed and discussed with management and our independent registered public accounting firm, BDO Seidman, LLP, the Company's audited financial statements for the fiscal year ended November 3, 2007, and the committee has discussed with BDO Seidman, LLP the matters required to be discussed by SAS 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees and Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from BDO Seidman LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with BDO Seidman LLP their independence and has considered whether the provision of the non-audit services during fiscal 2007 is compatible with maintaining BDO Seidman LLP's independence from the Company. Based on the review and discussions referred to herein, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2007 filed with the United States Securities and Exchange Commission (the "SEC") on February 1, 2008.

AUDIT COMMITTEE
Ronald D. Stevens,
Chairperson of Audit Committee
Gerald E. Wedren
Member of Audit Committee
John G. Ball
Member of Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors selected BDO Seidman LLP as its independent registered public accounting firm effective as of May 10, 2007. Prior to May 10, 2007, Deloitte & Touche, LLP ("Deloitte") was the Company's principal accountants. The Audit Committee of the Board of Directors has appointed BDO Seidman LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal 2008. Regardless of this appointment, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. It is anticipated that a representative of BDO Seidman LLP will be present at the 2008 Annual Meeting to respond to appropriate questions or to make other statements such representative deems appropriate.

Fees Billed by Independent Registered Public Accounting Firm

Audit Fees

        Aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the "Deloitte Entities") for the audit of the annual consolidated financial statements included in the Company's Annual Report on Form 10-K and for the reviews of the consolidated financial statements included in the Company's Forms 10-Q included in the fiscal year ended October 28, 2006 was $467,000, and the aggregate fees billed for reviews of the consolidated financial statements included in the Company's Forms 10-Q for the quarter ended January 20, 2007 was $35,910.

        Aggregate fees billed by BDO Seidman LLP, its member firms and their respective affiliates (collectively the "BDO Entities") for the audit of the annual consolidated financial statements included in the Company's Annual Report on Form 10-K for fiscal year ended November 3, 2007 and for the reviews of the consolidated financial statements included in the Company's Form 10-Q for quarters ended January 20, 2007 (limited procedures to rely on opening balances), April 14, 2007 and July 7, 2007 was $439,770.

Audit-related Fees

        Aggregate fees billed by the Deloitte Entities for audit related services for the fiscal year ended October 28, 2006 and quarters ended January 20, 2007 and April 14, 2007 was $6,000, principally for services rendered in connection with franchise offering circulars. There were no fees billed by the BDO Entities for audit related services for the fiscal year ended November 3, 2007.

Tax Fees

        Aggregate fees billed by the Deloitte Entities associated with tax compliance and tax consultation were $42,572 for the year ended October 28, 2006. There were no tax fees paid to the BDO Entities.

All Other Fees

        No other fees were billed by the Deloitte Entities or BDO Seidman LLP for other services for the fiscal year ended October 28, 2006 or November 3, 2007.

Audit Committee Pre-Approval Policies and Procedures

        In accordance with the Securities and Exchange Commission's rules requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company's independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company's independent registered public accounting firm prior to the commencement of the specified services. The Audit Committee may delegate to one or more committee members the authority to grant pre-approvals. The decision of any committee member to whom authority is delegated shall be presented to the committee at each of its scheduled committee meetings.

        The Audit Committee approves all services to be provided by BDO Seidman LLP prior to services being provided (subject to the de minimis exception permitted by the Exchange Act). This duty shall be performed by the Chairman of the Audit Committee with any such pre-approval reported to the full Audit Committee at its next regularly scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

        Based solely on the Company's review of such forms and amendments thereto furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2007.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board of Directors of the Company believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board of Directors, or to a specific director, may do so by delivering a letter to the Secretary of the Company at 298 North Wiget Lane, Walnut Creek, California 94598. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "stockholder-board communication" or "stockholder-director communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board of Directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

        All directors are strongly encouraged to attend our annual meetings of stockholders. At our 2008 Annual Meeting of Stockholders, three of our directors were in attendance and one of our directors participated by telephone.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2009 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices not later than November 20, 2008 in order to be considered for inclusion in our proxy materials for that meeting.

        The Company's Bylaws provide that any stockholder wishing to present business or a nomination for the office of director at an annual meeting of stockholders must do so in writing delivered in the designated time periods to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting, subject to certain provisions in the Bylaws (for the 2009 Annual Meeting, not later than February 18, 2009 and not earlier than January 19, 2009). Such written notice must also meet other requirements detailed in the Bylaws. For further details as to the timing and requirements of advanced written notice of stockholder nominees and stockholder business see Section 1.10 of the Company's Bylaws a copy of which may be obtained from the Secretary of the Company upon written request delivered to P.O. Box 9280, 298 North Wiget Lane, Walnut Creek, CA 94598.

FORM 10-K

        The Company filed an Annual Report on Form 10-K, with the SEC on February 1, 2008, which was amended on Form 10-K/A on February 7, 2008. A copy of the Form 10-K, as amended, will be mailed concurrently with this Proxy Statement to all stockholders entitled to notice of the 2008 Annual Meeting. Stockholders may obtain an additional copy of this report, without charge, by writing to Dawn M. Jaffray, Senior Vice President and Chief Financial Officer, at the Company's executive offices at P. O. Box 9280, 298 North Wiget Lane, Walnut Creek, California 94598.

Dated: March 3, 2008	THE BOARD OF DIRECTORS OF WESTAFF, INC.

APPENDIX A

WESTAFF, INC.

EMPLOYEE STOCK PURCHASE PLAN

~~(As Amended and Restated July 26, 2006)~~
(As proposed to be amended and restated by the Stockholders on April 16, 2008)

I.     PURPOSE OF THE PLAN

        This Employee Stock Purchase Plan is intended to promote the interests of Westaff, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

        Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.    ADMINISTRATION OF THE PLAN

        The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.  STOCK SUBJECT TO PLAN

        A.    The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed ~~six hundred twelve thousand and five hundred (612,500)~~One Million Three Hundred Sixty-Two Thousand and Five Hundred (1,362,500) shares.

        B.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.    PURCHASE PERIODS

        A.    Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated. The Board shall have the power to change the duration of purchase periods (including the commencement and termination dates thereof) with respect to future purchase periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first purchase period to be affected thereafter.

        B.    Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in February to the last business day in July each year and from the first business day in August each year to the last business day in January of the following year. The first purchase period began on November 3, 1996 and ended on the last business day in January 1997.

V.     ELIGIBILITY

        A.    Each individual who is an Eligible Employee on the start date of any purchase period shall be eligible to participate in the Plan for that purchase period.

        B.    To participate in the Plan for a particular purchase period, the Eligible Employee must complete the Enrollment/Change Form prescribed by the Plan Administrator (including a Stock Purchase Agreement) and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.

VI.   PAYROLL DEDUCTIONS

        A.    The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each purchase period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire purchase period. The Participant may not increase his or her rate of payroll deduction during a purchase period. However, the Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

        B.    Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

        C.    Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

        D    The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

VII. PURCHASE RIGHTS

        A.    Grant of Purchase Right.    A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

        B.    Exercise of the Purchase Right.    Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each

Participant (other than any Participant whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

        C.    Purchase Price.    The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be equal to ninety percent (90%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

        D.    Number of Purchasable Shares.    The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed one thousand one hundred twenty-five (1,125) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

        E.    Excess Payroll Deductions.    Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

        F.     Termination of Purchase Right.    The following provisions shall govern the termination of outstanding purchase rights:

          1.     A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

          2.     The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed Enrollment/Change Form) on or before the start date of the new purchase period.

          3.     Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf during such purchase period or (b) have such funds held for the purchase of shares on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

        G.    Corporate Transaction.    In the event of a proposed Corporate Transaction, each outstanding purchase right shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the purchase period then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Plan Administrator shortens the purchase period then in progress in lieu of assumption in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant's option has been changed to the New Purchase Date and that either:

          1.     the Participant's purchase right will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has terminated his or her purchase right as provided in Section VII.F.1; or

          2.     the Company shall pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the Fair Market Value of the shares subject to the purchase right and the purchase price due had the Participant's purchase right been exercised automatically under clause 1 above.

        For purposes of this Subsection, a purchase right granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the purchase right is replaced with a comparable purchase right with respect to shares of the successor corporation or parent thereof. The determination of purchase right comparability shall be made by the Plan Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

        H.    Proration of Purchase Rights.    Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

        I.     Assignability.    The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

        J.     Stockholder Rights.    A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.  ACCRUAL LIMITATIONS

        A.    No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

        B.    For purposes of applying such accrual limitations, the following provisions shall be in effect:

          1.     The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

          2.     No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

          3.     If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

        C.    In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.   EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan was adopted by the Board on April 25, 1996 and became effective on November 3, 1996, provided no purchase rights granted under the Plan were to be exercised, and no shares of Common Stock were to be issued hereunder, until (i) the Plan had been approved by the stockholders of the Corporation and (ii) the Corporation had complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval were not obtained, or such compliance were not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan was to have terminated and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder were to have been refunded.

        B.    Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in January 2017, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.    AMENDMENT OF THE PLAN

        The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any purchase period. ~~However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.~~ To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such degree as required.

        On July 26, 2006, the Board adopted and approved an amendment and restatement of the Plan to extend the term of the Plan to the last business day of January, 2017 and, effective for purchase periods commencing on and after August 1, 2006, to modify the purchase price per share discount from eighty-five percent (85%) to ninety percent (90%) and to expand the actions the Company may take in connection with a Corporate Transaction and to modify the list of Participating Corporations who extend the benefits of the Plan to their Eligible Employees.

XI.   GENERAL PROVISIONS

        A.    All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

        B.    Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

        C.    The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

Schedule A

CURRENT LIST OF PARTICIPATING CORPORATIONS

Domestic

Westaff, Inc., a Delaware corporation

Westaff (USA), Inc., a California corporation

Westaff Support, Inc., a California corporation

APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    Board shall mean the Corporation's Board of Directors.

        B.    Cash Earnings shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate plus (iii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

        C.    Code shall mean the Internal Revenue Code of 1986, as amended.

        D.    Common Stock shall mean the Corporation's common stock.

        E.    Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

        F.     Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          1.     a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

          2.     the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

          3.     an acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

        G.    Corporation shall mean Westaff, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Westaff, Inc. which shall by appropriate action adopt the Plan.

        H.    Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

        I.     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          1.     If the Common Stock is are listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market and The NASDAQ Capital Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Plan Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

          2.     If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of the Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

          3.     In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Plan Administrator in good faith.

        J.     1933 Act shall mean the Securities Act of 1933, as amended.

        K.    Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

        L.    Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The current Participating Corporations in the Plan are listed in attached Schedule A.

        M.   Plan shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

        N.    Plan Administrator shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

        O.    Purchase Date shall mean the last business day of each purchase period. The initial Purchase Date shall mean January 31, 1997.

ANNUAL MEETING OF STOCKHOLDERS OF

WESTAFF, INC.

April 16, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20330000000000000000	9			041608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN IN PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. Approval of an Amendment and Restatement of the Employee Stock Purchase Plan.	☐	☐	☐
NOMINEES:
☐ FOR THE NOMINEES	☐	Michael T. Willis	PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.
	☐	Don K. Rice
	☐	Walter W. Macauley

☐		WITHHOLD AUTHORITY
FOR THE NOMINEES

☐		FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Signature of Stockholder		Date:	Signature of Stockholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

WESTAFF, INC.

April 16, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330000000000000000	9			041608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN IN PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. Approval of an Amendment and Restatement of the Employee Stock Purchase Plan.	☐	☐	☐

NOMINEES:
☐ FOR THE NOMINEES	☐	Michael T. Willis	PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.
	☐	Don K. Rice
	☐	Walter W. Macauley

☐		WITHHOLD AUTHORITY
FOR THE NOMINEES

☐		FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WESTAFF, INC.

PROXY

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 3, 2008 in connection with the 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. on April 16, 2008 at the Company’s administrative offices, 298 N. Wiget Lane, Walnut Creek, California, and hereby appoints Michael T. Willis and Jamie M. Ryan, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each to vote all shares of the Common Stock of WESTAFF, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF TWO DIRECTORS, APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN AND FOR ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, SIMPLY SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

(Continued and to be signed on the reverse side)	14475

QuickLinks

TABLE OF CONTENTS
MATTERS TO BE CONSIDERED AT THE 2008 ANNUAL MEETING PROPOSAL ONE—ELECTION OF CLASS III DIRECTORS
PROPOSAL TWO—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN
OTHER MATTERS TO COME BEFORE THE 2008 ANNUAL MEETING
BOARD MEETINGS AND COMMITTEES
EQUITY COMPENSATION PLAN INFORMATION
OWNERSHIP OF SECURITIES
EXECUTIVE OFFICERS.
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
COMPARISON OF STOCKHOLDER RETURN
WESTAFF, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FORM 10-K
  APPENDIX A
WESTAFF, INC. EMPLOYEE STOCK PURCHASE PLAN (As Amended and Restated July 26, 2006) (As proposed to be amended and restated by the Stockholders on April 16, 2008)
Schedule A CURRENT LIST OF PARTICIPATING CORPORATIONS Domestic Westaff, Inc., a Delaware corporation Westaff (USA), Inc., a California corporation Westaff Support, Inc., a California corporation
APPENDIX